ANSLOW & JACLIN, LLP                                           RICHARD I. ANSLOW
 Counselors at Law                                  EMAIL: RANSLOW@ANSLOWLAW.COM
                                                                 GREGG E. JACLIN
                                                    EMAIL: GJACLIN@ANSLOWLAW.COM

June 14, 2005

Combined Opinion and Consent
Alliance Recovery Corporation
#390-1285 N Telegraph Road
Monroe, Michigan 48162-3368

RE: ALLIANCE RECOVERY CORPORATION

Gentlemen:

You have requested our opinion, as counsel for Alliance Recovery Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 4,169,156 shares of the Company's common stock, $0.01 par value, sold by enumerated selling shareholders and 2,636,502 shares of the Company's common stock issuable in connection with the conversion of certain warrants.

We have examined such records and documents and made such examinations of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

 ANSLOW & JACLIN, LLP

By: /s/ Anslow & Jaclin, LLP
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ANSLOW & JACLIN, LLP

            195 Route 9 South, Suite 204, Manalapan, Delaware 07726
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